TAX MATTERS AGREEMENT by and among INTERNATIONAL GAME TECHNOLOGY PLC, IGNITE ROTATE LLC, INTERNATIONAL GAME TECHNOLOGY and EVERI HOLDINGS INC. Dated as of February 28, 2024

TABLE OF CONTENTS

		Page
ARTICLE I ALLOCATION OF TAX LIABILITIES		2
1.01	GENERAL RULE	2
1.02	ATTRIBUTION OF TAXES	2
1.03	TRANSACTION TAXES	3
ARTICLE II PREPARATION AND FILING OF TAX RETURNS		3
2.01	GENERAL	3
2.02	RESPONSIBILITY FOR PREPARATION AND FILING AND PAYMENT OF TAXES SHOWN DUE	3
2.03	TAX REPORTING PRACTICES	4
2.04	CONSOLIDATED OR COMBINED TAX RETURNS	4
2.05	RIGHT TO REVIEW TAX RETURNS	5
2.06	REFUNDS, CARRYBACKS AND AMENDED TAX RETURNS	6
2.07	INTENDED TAX TREATMENT	8
ARTICLE III TAX PAYMENTS		8
3.01	PAYMENT OF TAXES	8
3.02	INDEMNIFICATION PAYMENTS	9
ARTICLE IV TAX BENEFITS		9
4.01	TAX BENEFITS	9
ARTICLE V GROUP RELIEF		10
5.01	TERMINATION OF GROUP	10
ARTICLE VI COOPERATION AND RELIANCE		11
6.01	ASSISTANCE AND COOPERATION	11
6.02	TAX RETURN INFORMATION	12
6.03	NON-PERFORMANCE	12
6.04	COSTS	12
ARTICLE VII TAX RECORDS		13
7.01	RETENTION OF TAX RECORDS	13
7.02	ACCESS TO TAX RECORDS	13
ARTICLE VIII TAX CONTESTS		14
8.01	NOTICE	14
8.02	CONTROL OF TAX CONTESTS	14
ARTICLE IX EFFECTIVE DATE; TERMINATION OF PRIOR INTERCOMPANY TAX ALLOCATION AGREEMENTS		16
ARTICLE X SURVIVAL OF OBLIGATIONS		16
10.01	SURVIVAL OF OBLIGATIONS	16

ARTICLE XI TREATMENT OF PAYMENTS.......................................................................... 16 11.01 TREATMENT OF TAX INDEMNITY PAYMENTS ............................ 16 ARTICLE XII DISPUTES .......................................................................................................... 17 12.01 DISPUTES ............................................................................................... 17 12.02 INJUNCTIVE RELIEF ............................................................................ 17 ARTICLE XIII EXPENSES ........................................................................................................ 17 ARTICLE XIV GENERAL PROVISIONS ................................................................................ 18 14.01 ENTIRE AGREEMENT; COUNTERPARTS; EXCHANGES BY FACSIMILE ............................................................................................ 18 14.02 TRANSACTION DOCUMENTS; PRECEDENCE OF AGREEMENTS ....................................................................................... 18 14.03 SURVIVAL ............................................................................................. 18 14.04 EXPENSES .............................................................................................. 18 14.05 NOTICES ................................................................................................. 18 14.06 WAIVER.................................................................................................. 18 14.07 ASSIGNMENT ........................................................................................ 18 14.08 TERMINATION ...................................................................................... 18 14.09 AMENDMENT........................................................................................ 18 14.10 GROUP MEMBERS ............................................................................... 18 14.11 THIRD-PARTY-BENEFICIARIES ........................................................ 18 14.12 EXHIBITS AND SCHEDULES.............................................................. 18 14.13 GOVERNING LAW ................................................................................ 18 14.14 SUBMISSION TO JURISDICTION ....................................................... 19 14.15 WAIVER OF JURY TRIAL .................................................................... 19 14.16 SPECIFIC PERFORMANCE .................................................................. 19 14.17 SEVERABILITY ..................................................................................... 19 14.18 CONSTRUCTION ................................................................................... 19 14.19 GAMING HOLDCO ............................................................................... 19 Exhibit A - Certain Definitions Exhibit B - List of Remainco Consolidated Returns

TAX MATTERS AGREEMENT This TAX MATTERS AGREEMENT (this “Agreement”) is made and entered into as of February 28, 2024, by and among (a) INTERNATIONAL GAME TECHNOLOGY PLC, a public limited company incorporated under the laws of England and Wales (“Remainco”); (b) IGNITE ROTATE LLC, a Delaware limited liability company and a direct wholly owned subsidiary of Remainco (“Spinco,” and together with Remainco, the “Companies,” and each a “Company”); (c) INTERNATIONAL GAME TECHNOLOGY, a Nevada corporation and the successor in interest to Spinco (“Gaming Holdco”) and (d) EVERI HOLDINGS INC., a Delaware corporation (“Merger Partner,” and together with Remainco, Spinco and Gaming Holdco, the “Parties,” and each a “Party”). Certain capitalized terms used in this Agreement are defined in Exhibit A. RECITALS WHEREAS, Remainco is engaged, directly and indirectly, in the Spinco Business; WHEREAS, the Board of Directors of Remainco has determined that the consummation of the transactions contemplated by the terms and conditions set forth in this Agreement, the Separation and Distribution Agreement, dated as of the date hereof, by and among Remainco, Spinco, Gaming Holdco and Merger Partner (as it may be amended, modified or supplemented from time to time, the “Separation Agreement”), the Agreement and Plan of Merger, dated as of the date hereof (as it may be amended, modified or supplemented from time to time, the “Merger Agreement”), by and among Remainco, Spinco, Merger Partner and Ember Sub LLC, a Delaware limited liability company and a direct wholly owned Subsidiary of Merger Partner (“Merger Sub”) and the other Transaction Documents is most likely to promote the success of Remainco for the benefit of its members as a whole; WHEREAS, Remainco shall, and shall cause the other members of the Remainco Group to, effect the Separation; WHEREAS, on the terms and subject to the conditions set forth in the Separation Agreement and, in connection with the Separation, (a) Gaming Holdco will issue to Remainco the Remainco Note and (b) Remainco will effect the Spinco Contribution and, in exchange therefor, Spinco shall issue to Remainco additional Spinco Units; WHEREAS, on the terms and subject to the conditions set forth in the Separation Agreement, following the completion of the Separation and the Spinco Contribution, Remainco shall own all of the issued and outstanding Spinco Units and shall effect the Distribution; WHEREAS, the Parties contemplate that, pursuant to the Merger Agreement, immediately following and substantially concurrently with the Distribution, (a) prior to the Merger Effective Time, Merger Partner shall purchase two (2) Spinco Units from Delta in exchange for the consideration set forth on Annex A of the Merger Agreement and (b) at the Merger Effective Time, Merger Sub shall be merged (the “Merger”) with and into Spinco, with Spinco surviving the Merger as a wholly owned direct Subsidiary of Merger Partner;

2 WHEREAS, the Parties contemplate that, pursuant to the Merger Agreement, at the Merger Effective Time all outstanding Spinco Units shall be converted into the right to receive shares of Merger Partner Common Stock; WHEREAS, the Parties contemplate that, pursuant to the Merger Agreement, immediately following and substantially concurrently with the Merger Effective Time, Merger Partner shall cause Spinco to merge (the “Second Step Merger”) with and into Gaming Holdco, with Gaming Holdco surviving the Second Step Merger as a direct wholly owned direct Subsidiary of Merger Partner; WHEREAS, the Parties contemplate that, immediately following the Second Step Merger and substantially concurrently therewith, Merger Partner will (a) contribute to Gaming Holdco cash in an amount equal to the Cash Payment and, immediately thereafter, (b) cause Gaming Holdco to pay to Remainco the Cash Payment in full satisfaction of all obligations owing by Gaming Holdco to Remainco pursuant to the Remainco Note; WHEREAS, on the terms and subject to the conditions set forth in the Separation Agreement, the Merger Partner Board shall declare the Merger Partner Dividend; and WHEREAS, in connection with the Spinco Contribution, the Distribution, the Merger, Second Step Merger, the Cash Payment and the Merger Partner Dividend, the Parties desire to set forth their agreement with respect to tax matters for taxable periods prior to and including the Distribution Date. NOW, THEREFORE, in consideration of the foregoing, the covenants and agreements set forth below and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows: ARTICLE I ALLOCATION OF TAX LIABILITIES 1.01 General Rule. (a) Remainco Liability. Remainco shall be liable for, and shall indemnify and hold harmless the Spinco Group from and against any liability for, Remainco Taxes. (b) Spinco Liability. Merger Partner and Spinco shall be jointly and severally liable for, and shall indemnify and hold harmless the Remainco Group from and against any liability for, Spinco Taxes. 1.02 Attribution of Taxes. (a) General. For all purposes of this Agreement, a Tax and any Tax Items shall be considered attributable to the Spinco Business on the one hand and the Remainco Retained Business on the other (but not both) to the extent that such Tax and Tax Item would result if such Tax Return were prepared on a separate basis taking into account only the operations, Assets and Liabilities of the Spinco Business on the one hand, and only the operations, Assets and Liabilities

3 of the Remainco Retained Business, on the other hand (but not both), as applicable. With respect to Income Taxes, such Tax and Tax Items shall be jointly determined by Remainco and Merger Partner in good faith consistent with Past Practices. With respect to any other Taxes or Tax Items, Remainco and Merger Partner shall jointly determine in good faith consistent with Past Practices which such Taxes and Tax Items are properly attributable to assets or activities of the Spinco Business and the Remainco Retained Business, respectively (and in the case of such a Tax or Tax Item that is properly attributable to both the Spinco Business and the Remainco Retained Business, the allocation of such Tax or Tax Item between the Spinco Business and the Remainco Retained Business). (b) Close of Tax Year and Straddle Period Tax Allocation. The Parties shall take all actions necessary or appropriate to close the taxable year of each member of the Spinco Group for all Tax purposes as of the close of the Distribution Date to the extent permissible or required under applicable Law. If applicable Law does not require or permit a member of the Spinco Group to close its taxable year on the Distribution Date, then the allocation of income or deductions required to determine any Taxes or other amounts attributable to the portion of the Straddle Period ending on, or beginning after, the Distribution Date shall be made by means of a closing of the books and records of such member of the Spinco Group as of the close of the Distribution Date; provided, that exemptions, allowances or deductions that are calculated on an annual or periodic basis shall be allocated between such portions in proportion to the number of days in each such portion; provided, further, that real property and other property or similar periodic Taxes shall be apportioned on a per diem basis and income that is includable by a member of the Spinco Group under Sections 951 and 951A of the Code for any Pre-Distribution Period shall be included in the income of such member of the Spinco Group as though the taxable year of such member of the Spinco Group’s foreign Subsidiaries which are treated as “controlled foreign corporations” within the meaning of Section 957(a) of the Code ended on the Distribution Date, with the income of each such foreign Subsidiary measured on a closing of the books basis. Items of deduction or credit that are calculable only on a consolidated basis shall be determined on such basis (and not on a separate return basis) and then equitably apportioned by the Party responsible for preparing the applicable Tax Return). 1.03 Transaction Taxes. Transaction Taxes shall be allocated one hundred percent (100%) to Remainco. ARTICLE II PREPARATION AND FILING OF TAX RETURNS 2.01 General. Tax Returns shall be prepared and filed when due (including extensions) in accordance with this Article II. Each Company shall provide, and shall cause the members of its Group to provide, assistance and cooperation to the other Company in accordance with Article VI with respect to the preparation and filing of Tax Returns, including providing information required to be provided in Article VI. 2.02 Responsibility for Preparation and Filing and Payment of Taxes Shown Due.

4 (a) Remainco Consolidated Return. Remainco shall prepare and file all Remainco Consolidated Returns for a Pre-Distribution Period or a Straddle Period. (b) Merger Partner Consolidated Return. Merger Partner shall prepare and file all Merger Partner Consolidated Returns for a Pre-Distribution Period or a Straddle Period. (c) Mixed Business Tax Returns. (i) Remainco shall prepare and file (or cause to be prepared and filed) any Mixed Business Tax Return for a Pre-Distribution Period or a Straddle Period required by Law to be filed by a member of the Remainco Group. (ii) Merger Partner shall prepare and file (or cause to be prepared and filed) any Mixed Business Tax Return for a Pre-Distribution Period or a Straddle Period required by Law to be filed by a member of the Spinco Group after the Distribution Date. (d) Single Business Tax Returns. (i) Remainco shall prepare and file (or cause to be prepared and filed) any Single Business Tax Return for a Pre-Distribution Period or a Straddle Period required by Law to be filed by a member of the Remainco Group. (ii) Merger Partner shall prepare and file (or cause to be prepared and filed) any Single Business Tax Return for a Pre-Distribution Period or a Straddle Period required by Law to be filed by a member of the Spinco Group after the Distribution Date. (e) Next Day Rule. Notwithstanding anything to the contrary contained in this Agreement, for applicable Tax purposes, the Parties shall report any Extraordinary Transactions on the Distribution Date after the Merger Effective Time as occurring on the day after the Distribution Date to the extent permitted by Treasury Regulations Section 1.1502-76(b)(1)(ii)(B) or any similar or analogous provision of state, local or non-U.S. Law. 2.03 Tax Reporting Practices. With respect to any Tax Return that a Company has the obligation and right to prepare and file, or cause to be prepared and filed, under Section 2.02, for any Tax period ending on or before the Distribution Date, the Responsible Company shall prepare such Tax Return in accordance with past practices, accounting methods, elections or conventions to the extent allowed by Law (“Past Practices”), and to the extent any items are not covered by Past Practices (or in the event that there is not a more likely than not basis for the use of such Past Practices), in accordance with reasonable Tax practices selected by the Responsible Company after good faith consultation with the other Company. 2.04 Consolidated or Combined Tax Returns. (a) Gaming Holdco or the relevant member of the Spinco Group shall elect and join in, and shall cause the applicable members of the Spinco Group to elect and join in, filing any consolidated, combined or unitary Tax Returns that are required to be filed by Remainco under applicable Law or that the Parties mutually agree in writing that Remainco will file pursuant to Section 2.02 with respect to any Pre-Distribution Period.

5 (b) With respect to all Remainco Consolidated Returns or Merger Partner Consolidated Returns for the taxable year which includes the Distribution Date, Merger Partner or Remainco, as applicable, shall use the closing of the books method under Treasury Regulations Section 1.1502-76. 2.05 Right to Review Tax Returns. (a) Except with respect to Remainco Consolidated Returns or Merger Partner Consolidated Returns (which shall be governed by Section 2.05(d)) or as otherwise agreed by the Companies, in the case of any Tax Returns provided for by Section 2.02 and which reflects a Tax liability reasonably expected to be borne by a Party, to the extent not previously filed, no later than twenty (20) Business Days prior to the Due Date of each such Tax Return (reduced to ten (10) Business Days for state or local Tax Returns), the Responsible Company shall make available or cause to be made available drafts of such Tax Return (together with all related work papers) to the other Company. The other Company shall have access to any and all data and information necessary for the preparation of all such Tax Returns and the Companies shall cooperate fully in the preparation and review of such Tax Returns. Subject to the preceding sentence, no later than ten (10) Business Days after receipt of such Tax Returns (reduced to five (5) Business Days for state or local Tax Returns), the other Company shall have a right to object to such Tax Return (or items with respect thereto) by notice to the Responsible Company; such notice shall contain such disputed item (or items) and the basis for its objection. (b) If a Company objects by proper notice described in Section 2.05(a), the Companies shall act in good faith to resolve any such dispute as promptly as practicable; provided that, notwithstanding anything to the contrary contained in this Agreement, if the Companies have not resolved the disputed item or items by the date which is two (2) Business Days prior to the Due Date of such Tax Return, such Tax Return shall be filed as prepared pursuant to this Section 2.05 (revised to reflect all initially disputed items that the Companies have agreed upon prior to such date). (c) If a Tax Return is filed that includes any disputed item for which proper notice was given pursuant to Section 2.05(a) that was not finally resolved and agreed upon, such disputed item (or items) shall be resolved in accordance with Article XII. If the resolution of such disputed item (or items) in accordance with Article XII with respect to a Tax Return is inconsistent with such Tax Return as filed, the Responsible Company (with cooperation from the other Company) shall, as promptly as practicable, amend such Tax Return to properly reflect the final resolution of the disputed item (or items). If the amount of Taxes shown to be due and owing on a Tax Return is adjusted as a result of a resolution pursuant to Article XII, proper adjustment shall be made to the amounts previously paid or required to be paid in accordance with Article III in a manner that reflects such resolution. (d) Remainco shall provide a draft, prepared in a manner that is consistent with Past Practice, of only those portions of any Remainco Consolidated Return that reflect a Tax liability reasonably expected to be borne by Merger Partner or any member of the Spinco Group to Merger Partner for its review and comment no later than the date which is thirty (30) Business Days prior to the Due Date for each such Remainco Consolidated Return (reduced to twenty (20) Business Days for state or local Tax Returns); provided that nothing in this Agreement shall

6 prevent Remainco from timely filing any such Remainco Consolidated Return; provided, further, that Remainco shall not be required to provide such draft if it determines in its sole discretion to waive any liability Merger Partner or any member of the Spinco Group may have in respect of such Tax liability and agrees such Tax shall not be treated as a Spinco Tax. If any dispute involving a Remainco Consolidated Return is not resolved prior to the Due Date for the filing of such Remainco Consolidated Return, then such Remainco Consolidated Return shall be timely filed by Remainco and Remainco agrees to amend such Remainco Consolidated Return as necessary to reflect the resolution of such dispute in a manner consistent with such resolution. Merger Partner shall provide a draft, prepared in a manner that is consistent with Past Practice, of only those portions of any Merger Partner Consolidated Return that reflect a Tax liability reasonably expected to be borne by Remainco for its review and comment no later than the date which is thirty (30) Business Days prior to the Due Date for each such Merger Partner Consolidated Return (reduced to twenty (20) Business Days for state or local Tax Returns); provided that nothing in this Agreement shall prevent Merger Partner from timely filing any such Merger Partner Consolidated Return; provided, further, that Merger Partner shall not be required to provide such draft if it determines in its sole discretion to waive any liability Remainco may have in respect of such Tax liability and agrees such Tax shall not be treated as a Remainco Tax. If any dispute involving a Merger Partner Consolidated Return is not resolved prior to the Due Date for the filing of such Merger Partner Consolidated Return, then such Merger Partner Consolidated Return shall be timely filed by Merger Partner and Merger Partner agrees to amend such Merger Partner Consolidated Return as necessary to reflect the resolution of such dispute in a manner consistent with such resolution. Notwithstanding anything to the contrary contained in this Agreement and except as provided in this Section 2.05, Remainco or Merger Partner, as the case may be, shall not have any rights to review or comment upon any Merger Partner Consolidated Return or any Remainco Consolidated Return, respectively. 2.06 Refunds, Carrybacks and Amended Tax Returns. (a) Refunds. (i) Each member of the Remainco Group or each member of the Spinco Group (each such member, as applicable, the “Claiming Company”) shall be entitled to Refunds that relate to Taxes for which Remainco, Spinco or Merger Partner is liable under this Agreement. To the extent that a particular Refund of Taxes may be allocable to a Straddle Period with respect to which the Parties may share responsibility pursuant to Articles II and III, the portion of such Refund to which each Party will be entitled shall be determined by comparing the amount of payments made by a Party to a Tax Authority or to the other Party (and reduced by the amount of payments received from the other Party) pursuant to Articles II and III with the Tax liability of such Party as determined under Section 1.02, taking into account the facts as utilized for purposes of claiming such Refund. (ii) Notwithstanding Section 2.06(a)(i), to the extent a claim for a Refund results in a Correlative Detriment to a member of the Remainco Group or the Spinco Group, as applicable, any such Refund that is received by the Claiming Company shall, and only to the extent thereof, be paid to the member of the Remainco Group or the Spinco Group that incurs such Correlative Detriment.

7 (iii) In the event of an adjustment relating to Taxes pursuant to a Final Determination for which a Party is responsible under this Agreement which would have given rise to a Refund but for an offset against the Taxes for which the other Party is or may be responsible pursuant to this Agreement (the “Benefited Party”), then the Benefited Party shall pay to such Party, within ten (10) Business Days of the Final Determination of such adjustment, an amount equal to the amount of such reduction in the Taxes of the Benefited Party. (iv) Any Refund or portion thereof to which a Claiming Company is entitled pursuant to this Section 2.06(a) that is received or deemed to have been received as described in this Agreement by a member of the Remainco Group or the Spinco Group, as applicable, shall be paid by such member to the Claiming Company in immediately available funds in accordance with Article III. To the extent a member of the Remainco Group or Spinco Group, as applicable, applies or causes to be applied an overpayment of Taxes as a credit toward or a reduction in Taxes otherwise payable (or a Tax Authority requires such application in lieu of a Refund) and such Refund, if received, would have been payable by such member to the Claiming Company pursuant to this Section 2.06(a), such member shall be deemed to have actually received a Refund to the extent thereof on the date on which the overpayment is applied to reduce Taxes otherwise payable. (v) Notwithstanding anything to the contrary contained in this Agreement, any Company that has claimed (or causes another member of its Group to claim) a Refund shall be liable for any Taxes that become due and payable as a result of the subsequent adjustment, if any, to the Refund claim. (b) Carrybacks. (i) To the extent permitted by applicable Law, Spinco or the applicable member of the Spinco Group, shall relinquish, waive or otherwise forgo the carryback of any loss, credit or other Tax Attribute from any Post-Distribution Period to any Pre- Distribution Period or any Straddle Period with respect to Taxes reflected on a Remainco Consolidated Return. (ii) Notwithstanding anything to the contrary contained in this Agreement, any Company that has claimed (or causes another member of its Group to claim) a Tax Attribute carryback shall be liable for any Taxes that result from such carryback claim that could have been relinquished, waived or otherwise foregone under applicable Tax Law and for any Taxes that become due and payable as a result of the subsequent adjustment, if any, to the carryback claim. (iii) Each Company shall be entitled to any Refund that is attributable to, and would not have arisen but for, a carryback of a Tax Attribute by such Company (or by another member of its Group) pursuant to the provisions set forth in this Section 2.06(b). (c) Amended Tax Returns. (i) Notwithstanding anything to the contrary contained in Section 2.01, unless required by applicable Law, neither Company (nor any member of its Group) shall

8 file an amended Tax Return for a Pre-Distribution Period or a Straddle Period without the consent, not to be unreasonably withheld, conditioned or delayed, of the other Party; provided, that Remainco may file any such amended Tax Return to the extent it relates solely to Remainco Taxes for which no member of the Spinco Group and Merger Partner has any liability under this Agreement and Merger Partner may file any such amended Tax Return to the extent it relates solely to Spinco Taxes or Taxes of Merger Partner for which no member of the Remainco Group has any liability under this Agreement. (ii) Each Company that is permitted (or another member of whose Group that is permitted) to file an amended Tax Return shall not be relieved of any liability for payments pursuant to this Agreement notwithstanding that the other Company consented to the filing of such amended Tax Return giving rise to such liability. 2.07 Intended Tax Treatment. For U.S. federal income Tax purposes and applicable state and local Tax purposes, the Parties intend for the Merger to constitute a reverse acquisition under Treasury Regulations Section 1.1502-75(d)(3) and to the extent allowed by Law all Merger Partner Consolidated Returns and all Remainco Consolidated Returns shall be filed consistent with such treatment. ARTICLE III TAX PAYMENTS 3.01 Payment of Taxes. (a) Computation and Payment of Tax Due. At least ten (10) Business Days prior to the due date for any Tax Return (taking into account extensions properly obtained), the Responsible Company shall compute the amount of Tax required to be paid to the applicable Tax Authority (taking into account the requirements of Section 2.03 relating to consistent reporting practices, as applicable) with respect to such Tax Return on such date. The Responsible Company shall pay such amount to such Tax Authority on or before such date. The Responsible Company shall provide notice to the other Company setting forth the other Company’s responsibility for the amount of Taxes paid to the Tax Authority and provide proof of payment of such Taxes. (b) Computation and Payment of Liability with Respect to Tax Due. Within ten (10) Business Days following the earlier of (i) the due date (including extensions) for filing any such Tax Return described in Section 3.01(a) (excluding any Tax Return with respect to payment of estimated Taxes or Taxes due with a request for extension of time to file) or (ii) the date on which such Tax Return is filed, if a member of the Remainco Group is the Responsible Company, then Merger Partner shall pay to Remainco the amount allocable to the Spinco Group under the provisions of this Agreement, and if a member of the Merger Partner Group is the Responsible Company, then Remainco shall pay to Merger Partner the amount allocable to the Remainco Group under the provisions of this Agreement. Such period shall not commence unless and until the Responsible Company notifies the other Company pursuant to Section 3.01(a) and interest shall not accrue during any time period where such notification has not been received.

9 (c) Adjustments Resulting in Underpayments. In the case of any adjustment pursuant to a Final Determination with respect to any such Tax Return, the Responsible Company shall pay to the applicable Tax Authority when due any additional Tax due with respect to such Tax Return required to be paid as a result of such adjustment pursuant to such Final Determination. The Responsible Company shall compute the amount attributable to the Spinco Group or the Remainco Group (as the case may be) in accordance with this Agreement and Merger Partner shall pay to Remainco any amount due Remainco or Remainco shall pay Merger Partner any amount due Merger Partner under this Agreement within ten (10) Business Days from the later of (i) the date the additional Tax was paid by the Responsible Company or, in an instance where no cash payment is due to a Tax Authority, the date of such Final Determination, or (ii) the date of receipt of a written demand from the Responsible Company for payment of the amount due, accompanied by evidence of payment and a statement detailing the Taxes paid and describing in reasonable detail the particulars relating to such Taxes. 3.02 Indemnification Payments. (a) If a Company (the “Payor”) is required under applicable Tax Law to pay to a Tax Authority a Tax for which the other Company (the “Required Company”) is liable under this Agreement, then the Payor shall provide notice to the Required Company for the amount due, accompanied by evidence of payment and a statement detailing the Taxes paid and describing in reasonable detail the particulars relating to such Taxes. The Required Company shall have a period of ten (10) Business Days after the receipt of notice to respond. Unless the Required Company disputes the amount it is liable for under this Agreement, the Required Company shall reimburse the Payor within ten (10) Business Days of delivery by the Payor of the notice described above. To the extent the Required Company does not agree with the amount the Payor claims the Required Company is liable for under this Agreement, the dispute shall be resolved in accordance with Article XII. (b) Any Tax indemnity payment required to be made by the Required Company pursuant to this Agreement shall be reduced by any corresponding Tax Benefit payment required to be made to the Required Company by the other Company pursuant to Section 4.01. A Tax Benefit payment shall be treated as corresponding to a Tax indemnity payment to the extent the Tax Benefit realized is directly attributable to the same Tax Item (or adjustment of such Tax Item pursuant to a Final Determination) that gave rise to the Tax indemnity payment. (c) All indemnification payments under this Agreement shall be made by a Company to the other Company; provided that upon the reasonable request of a Company entitled to indemnification, any member of such Company’s Group may make such indemnification payment to any member of the other Company’s Group. All indemnification payments shall be treated in the manner described in Article XI. ARTICLE IV TAX BENEFITS 4.01 Tax Benefits

10 (a) If a member of the Spinco Group recognizes any Tax Benefit as a result of an adjustment pursuant to a Final Determination with respect to any Taxes for which Remainco is liable under this Agreement and such Tax Benefit would not have arisen but for such adjustment (determined on a “with and without” basis with items related to the Loss being the last items counted), or if a member of the Remainco Group recognizes any Tax Benefit as a result of an adjustment pursuant to a Final Determination to any Taxes for which Merger Partner or Spinco is liable under this Agreement and such Tax Benefit would not have arisen but for such adjustment (determined on a “with and without” basis with items related to the Loss being the last such items counted), Spinco or Remainco, as the case may be, shall make a payment to the other Company within ten (10) Business Days following such actual recognition of the Tax Benefit, in an amount equal to such Tax Benefit. If any audit or other proceeding results in any decrease in the amount of any Tax Benefit, appropriate payments will be made between the Companies to properly reflect such adjustment amount. (b) No later than ten (10) Business Days after a Tax Benefit described in Section 4.01(a) is actually received by a member of the Remainco Group or a member of the Spinco Group, Remainco (if a member of the Remainco Group recognizes such Tax Benefit) or Spinco (if a member of the Spinco Group recognizes such Tax Benefit) shall provide the other Company with notice of the amount payable to the other Company pursuant to this Section 4.01. If a Company disagrees with any such calculation described in this Section 4.01(b), such Company shall so notify the other Company in writing within five (5) Business Days of receiving the written calculation set forth above in this Section 4.01(b). Each Company shall endeavor in good faith to resolve such disagreement, and, failing that, the amount payable under this Section 4.01 shall be determined in accordance with Article XII as promptly as practicable. Notwithstanding anything to the contrary contained in this Agreement, no Company shall be required to provide the other Company with Tax Return or other Tax information in connection with this provision. ARTICLE V GROUP RELIEF 5.01 Termination of Group (a) For all periods of the members of Spinco Group ending on or before the Merger Effective Time and, in the case of any Straddle Period, the part of the period prior to the Merger Effective Time, Merger Partner shall cause the members of the Spinco Group to surrender to, or claim from, Remainco, or any other member of the Remainco Group, all such Group Relief set forth in Section 5.01 hereto or as otherwise agreed in writing by the Parties, subject to and as permitted by applicable law; provided that any commercially reasonable costs properly incurred by Merger Partner in causing the members of the Spinco Group to effect such Group Relief surrender or claim (including any such commercially reasonable costs properly incurred by a member of the Spinco Group in effecting such Group Relief surrender or claim) shall be borne by Remainco subject to receipt of satisfactory evidence of payment thereof. (b) Merger Partner shall, and shall cause the other members of the Spinco Group to, use commercially reasonable efforts to procure that full effect is given to the surrenders and claims to be made under Section 6.01(a) and that such surrenders and claims are allowed in

11 full by the relevant Tax Authority and (without prejudice to the generality of the foregoing) Merger Partner shall cause the members of the Spinco Group to sign and submit to the relevant Tax Authority all such notices of consent to surrender (including provisional or protective notices of consent in cases where any relevant Tax computation has not yet been agreed), all such claims and all such other documents and returns as may be necessary to secure that full effect is given to the surrenders and claims to be made under Section 5.01(a). (c) Except as required by Law or if the Reliefs which formed part of a Group Relief surrender were not available to be surrendered (whether as a result of the relevant Tax Authority refusing to allow Group Relief or otherwise), Merger Partner shall not, and shall cause each member of the Spinco Group not to, amend or withdraw any notices of consent to surrender or other documents referred to in Section 5.01(b), or make any representation, claim or filing that is inconsistent therewith, save with the express written consent of Remainco, not to be unreasonably withheld, conditioned or delayed. (d) Remainco shall not, and shall cause each other member of the Remainco Group not to, amend or withdraw any return submitted prior to the Merger Effective Time that would result in the withdrawal or reduction of the amount of any Group Relief surrendered to a member of the Spinco Group unless required by Law or if the Reliefs which formed part of a Group Relief surrender were not available to be surrendered (whether as a result of the relevant Tax Authority refusing to allow Group Relief or otherwise). (e) Spinco shall not, and shall cause each other member of the Spinco Group not to, amend or withdraw any return submitted prior to the Merger Effective Time that would result in the withdrawal or reduction of the amount of any Group Relief surrendered to a member of the Remainco Group unless required by law or if the Reliefs which formed part of a Group Relief surrender were not available to be surrendered (whether as a result of the relevant Tax Authority refusing to allow Group Relief or otherwise ). (f) If, after the Merger Effective Time, that Reliefs which formed part of a Group Relief surrender to a member of the Remainco Group by a member of the Spinco Group were not available to be surrendered (whether as a result of the relevant Tax Authority refusing to allow Group Relief or subsequently withdrawing Group Relief in respect of the relevant surrender or for any other reason whatsoever), Merger Partner shall, if requested in writing by Remainco, cause the members of the Spinco Group to take reasonable actions to mitigate the effect of the Group Relief being unavailable. ARTICLE VI COOPERATION AND RELIANCE 6.01 Assistance and Cooperation. (a) Each Company shall cooperate, and shall cause the other members of its Group to cooperate, with the other Company and its agents and representatives, including accounting firms and legal counsel, in connection with Tax matters relating to the Companies and their Groups including (i) preparation and filing of Tax Returns, (ii) determining the liability for

12 and amount of any Taxes due (including estimated Taxes) or the right to and amount of any refund of Taxes, (iii) examinations of Tax Returns and (iv) any administrative or judicial proceeding in respect of Taxes assessed or proposed to be assessed. Such cooperation shall include making all information and documents in their possession relating to the other Company and the other members of its Group available to the other Company as provided in Section 7.01. Each Company shall also make available to the other Company, as reasonably requested and available, personnel (including officers, employees and agents of such Company and the other members of its Group) responsible for preparing, maintaining, and interpreting information and documents relevant to Taxes, and personnel reasonably required as witnesses or for purposes of providing information or documents in connection with any administrative or judicial proceedings relating to Taxes. (b) Any information or documents provided under this Article VI shall be kept confidential by the Company receiving the information or documents, except as may otherwise be necessary in connection with the filing of Tax Returns or in connection with any administrative or judicial proceedings relating to Taxes. Notwithstanding any other provision to the contrary contained in any Transaction Document, (i) neither Company nor any of the other members of its Group shall be required to provide the other Company or any of the other members of its Group or any other Person access to or copies of any information or procedures (including the proceedings of any Tax Contest) other than information or procedures that relate solely to the first Company, the business or assets of the first Company or any of the other members of its Group and (ii) in no event shall a Company or the other members of its Group be required to provide the other Company, any of the other Group’s members or any other Person access to or copies of any information if such action in each of clause (i) or clause (ii) could reasonably be expected to result in the waiver of any Privilege. In addition, if a Company determines that the provision of any information to the other Company or any of the other members of its Group could be commercially detrimental, violate any Law or agreement or waive any Privilege, then such Company shall use reasonable best efforts to comply with its obligations under this Article VI in a manner that avoids any such harm or consequence. 6.02 Tax Return Information. Each Company acknowledges that time is of the essence in relation to any request for information, assistance or cooperation made by a Company pursuant to Section 6.01 or this Section 6.02. Each Company shall provide to the other Company information and documents relating to its Group required by the other Company to prepare Tax Returns. Any information or documents the Responsible Company requires to prepare such Tax Returns shall be provided in such form as the Responsible Company reasonably requests and in sufficient time for the Responsible Company to file such Tax Returns on a timely basis. 6.03 Non-Performance. If a Company (or any of the other members of its Group) fails to comply with any of its obligations set forth in this Article VI upon reasonable request and notice by the other Company and such failure results in the imposition of additional Taxes, the non- performing Company shall be liable in full for such additional Taxes. 6.04 Costs. Each Company shall devote the personnel and resources necessary to perform its obligations under this Article VI and shall make its employees available on a mutually convenient basis to provide explanations of any documents or information provided under this Agreement. Each Company shall perform its obligations under this Article VI at its own cost and expense.

13 ARTICLE VII TAX RECORDS 7.01 Retention of Tax Records. Each Company shall preserve and keep all Tax Records exclusively relating to the assets and activities of its Group for Pre-Distribution Periods, and Remainco shall preserve and keep all other Tax Records relating to Taxes of the Groups for Pre-Distribution Periods, for so long as the contents of such Tax Records may become material in the administration of any matter under the Code or other applicable Tax Law, but in any event until the later of (a) the expiration of any applicable statutes of limitations or (b) seven (7) years after the Distribution Date (such later date, the “Retention Date”). After the Retention Date, each Company may dispose of such Tax Records upon thirty (30) Business Days’ prior notice to the other Company. If, prior to the Retention Date, a Company reasonably determines that any Tax Records which it would otherwise be required to preserve and keep under this Article VII are no longer material in the administration of any matter under the Code or other applicable Tax Law and the other Company agrees, then such Company may dispose of such Tax Records upon thirty (30) Business Days’ prior notice to the other Company. Any notice of an intent to dispose given pursuant to this Section 7.01 shall include a list of the Tax Records to be disposed of describing in reasonable detail each file, book, or other record accumulation being disposed. The notified Company shall have the opportunity, at its cost and expense, to copy or remove, within such thirty (30)-Business Day period, all or any part of such Tax Records. If, at any time prior to the Retention Date, a Company determines to decommission or otherwise discontinue any computer program or information technology system used to access or store any Tax Records, then such Company may decommission or discontinue such program or system upon thirty (30) Business Days’ prior notice to the other Company and the other Company shall have the opportunity, at its cost and expense, to copy, within such thirty (30) Business Day period, all or any part of the underlying data relating to the Tax Records accessed by or stored on such program or system. 7.02 Access to Tax Records. Each Company shall make available, and cause the other members of its Group to make available, to the other Company for inspection and copying during normal business hours upon reasonable notice all Tax Records (and, for the avoidance of doubt, any pertinent underlying data accessed or stored on any computer program or information technology system) in their possession and shall permit the other Company and the other members of its Group, authorized agents and representatives and any representative of a Tax Authority or other Tax auditor direct access during normal business hours upon reasonable notice to any computer program or information technology system used to access or store any Tax Records, in each case to the extent reasonably required by the other Company in connection with the preparation of Tax Returns or financial accounting statements, audits, litigation, or the resolution of items under this Agreement. To the extent any Tax Records are required to be or are otherwise transferred by a Company or any of the other members of its Group to any Person other than another member of its Group, then such Company or the other member of its Group shall transfer such records to the other Company at such time.

14 ARTICLE VIII TAX CONTESTS 8.01 Notice. Each Company shall provide prompt notice to the other Company of any written communication from a Tax Authority regarding any pending or threatened Tax audit, assessment or proceeding or other Tax Contest of which such Company becomes aware related to Taxes for which it is indemnified by the other Company under this Agreement. Such notice shall attach copies of the pertinent portion of any written communication from a Tax Authority and contain factual information (to the extent known) describing any asserted Tax liability in reasonable detail and shall be accompanied by copies of any notice and other documents received from any Tax Authority in respect of any such matters. The failure of a Company to provide such notice shall not affect the indemnification provided under this Agreement except to the extent that a Company has actually been prejudiced by such failure. 8.02 Control of Tax Contests. (a) Controlling Company. In the case of any Tax Contest with respect to any Tax Return, the Company that would be primarily liable under this Agreement to pay the applicable Tax Authority the Taxes resulting from such Tax Contest shall administer and control such Tax Contest (the “Controlling Company”); provided that (i) with respect to any Tax Contest relating to a Pre-Distribution Period and the Spinco Group with respect to which Remainco is the Controlling Company, Remainco at its election may direct the applicable member of the Spinco Group to conduct all or part of such Tax Contest at Remainco’s expense and subject to the supervision and direction of Remainco and (ii) in no event shall (A) Remainco be entitled to control a Tax Contest that relates to a Merger Partner Consolidated Return or (B) Merger Partner be entitled to control a Tax Contest that relates to a Remainco Consolidated Return. (b) Settlement Rights. The Controlling Company must obtain the prior consent, such consent not to be unreasonably withheld, conditioned or delayed, of the other non- controlling Company (the “Non-Controlling Company”) prior to contesting, litigating, compromising or settling any Tax Contest related to an adjustment for which the Non-Controlling Company is reasonably expected to become liable to make any indemnification payment under this Agreement (or any payment under Article III). In connection with any potential adjustment in a Tax Contest as a result of which adjustment the Non-Controlling Company is reasonably expected to become liable to make an indemnification payment under this Agreement (or any payment under Article III) to the Controlling Company under this Agreement: (i) the Controlling Company shall keep the Non-Controlling Company informed in a timely manner of all actions taken or proposed to be taken by the Controlling Company with respect to such potential adjustment in such Tax Contest; (ii) the Controlling Company shall provide the Non-Controlling Company copies of any written materials relating to such potential adjustment in such Tax Contest received from any Tax Authority; (iii) the Controlling Company shall timely provide the Non- Controlling Company with copies of any correspondence or filings submitted to any Tax Authority or judicial authority in connection with such potential adjustment in such Tax Contest; (iv) the Controlling Company shall consult with the Non-Controlling Company (including regarding the use of outside advisors to assist with the Tax Contest) and offer the Non-Controlling Company a reasonable opportunity to comment before submitting any written materials prepared or furnished

15 in connection with such potential adjustment in such Tax Contest; and (v) the Controlling Company shall defend such Tax Contest diligently and in good faith. The failure of the Controlling Company to take any action specified in the preceding sentence with respect to the Non- Controlling Company shall not relieve the Non-Controlling Company of any liability and obligation which it may have to the Controlling Company under this Agreement except to the extent that the Non-Controlling Company was actually harmed by such failure, and in no event shall such failure relieve the Non-Controlling Company from any other liability or obligation which it may have to the Controlling Company. (c) Tax Contest Participation. The Controlling Company shall provide the Non-Controlling Company with notice reasonably in advance of, and the Non-Controlling Company shall have the right to attend, any formally scheduled meetings with Tax Authorities or hearings or proceedings before any judicial authorities in connection with any potential adjustment in a Tax Contest for which the Non-Controlling Company is reasonably expected to become liable to make any indemnification payment (or any payment under Article IV) to the Controlling Company under this Agreement. The failure of the Controlling Company to provide any notice specified in this Section 8.02(c) to the Non-Controlling Company shall not relieve the Non- Controlling Company of any liability and obligation which it may have to the Controlling Company under this Agreement except to the extent that the Non-Controlling Company was actually harmed by such failure, and in no event shall such failure relieve the Non-Controlling Company from any other liability or obligation which it may have to the Controlling Company. (d) Power of Attorney. Each member of the Spinco Group shall execute and deliver to Remainco (or such other member of the Remainco Group as Remainco shall designate) any power of attorney or other similar document reasonably requested by Remainco (or such designee) in connection with any Tax Contest (as to which Remainco is the Controlling Company) described in this Article VIII. Each member of the Remainco Group shall execute and deliver to Merger Partner (or such other member of the Spinco Group as Merger Partner shall designate) any power of attorney or other similar document requested by Merger Partner (or such designee) in connection with any Tax Contest (as to which Merger Partner is the Controlling Company) described in this Article VIII. (e) Costs. All external out-of-pocket costs and expenses that are incurred by the Controlling Company with respect to a Tax Contest related to an adjustment which the Non- Controlling Company is reasonably expected to become liable to make any indemnification payment under this Agreement shall be shared by the Parties according to each Company’s relative share of the potential Tax liability with respect to the Tax Contest as determined under this Agreement; provided that a Non-Controlling Company shall not be liable for fees payable to outside advisors to the extent that the Controlling Company failed to obtain the consent (not to be unreasonably withheld, conditioned or delayed) of the Non-Controlling to engage such outside advisors or consult with the Non-Controlling Company pursuant to Section 8.02(b). If the Controlling Company incurs out-of-pocket costs and expenses to be shared under this Section 8.02(e), such Controlling Company shall provide notice to the Non-Controlling Company within ten (10) Business Days after the end of the fiscal quarter in which such costs and expenses were incurred for the amount due from such Non-Controlling Company pursuant to this Section 8.02(e), describing in reasonable detail the particulars of such out-of-pocket costs and expenses. Such Non- Controlling Company shall have a period of five (5) Business Days after the receipt of such notice

16 to respond. Unless the Non-Controlling Company disputes the amount it is liable for under this Section 8.02(e), the Non-Controlling Company shall reimburse the Controlling Company within ten (10) Business Days of delivery by the Controlling Company of such notice. If the Non- Controlling Company does not agree with the amount the Controlling Company claims the Non- Controlling Company is liable for under this Section 8.02(e), the dispute shall be resolved in accordance with Article XII. During the first month of each fiscal quarter in which it expects to incur costs and expenses for which reimbursement may be sought under this Section 8.02(e), the Controlling Company shall provide the Non-Controlling Company with a good faith estimate of such costs and expenses. ARTICLE IX EFFECTIVE DATE; TERMINATION OF PRIOR INTERCOMPANY TAX ALLOCATION AGREEMENTS This Agreement shall be effective as of the Merger Effective Time. As of the Distribution Date, (a) all prior intercompany Tax allocation agreements or arrangements, if any, between one or more members of the Remainco Group, on the one hand, and one or more members of the Spinco Group, on the other hand, shall be terminated; and (b) amounts due under such agreements shall be settled. Upon such termination and settlement, no further payments by or to a Company with respect to such agreements shall be made, and all other rights and obligations resulting from such agreements between the Companies and their Affiliates shall cease at such time. Other than this Article IX, none of the provisions in this Agreement shall take effect until the Merger Effective Time. If the Merger Agreement is terminated prior to the Merger Effective Time, then this Agreement shall terminate with no force or effect. ARTICLE X SURVIVAL OF OBLIGATIONS 10.01 Survival of Obligations. From and after the Closing, the covenants and agreements set forth in this Agreement shall be unconditional and absolute and shall remain in effect without limitation as to time. ARTICLE XI TREATMENT OF PAYMENTS 11.01 Treatment of Tax Indemnity Payments. To the extent allowed under applicable Tax Law, any Tax indemnity payments made by a Company under this Agreement or Tax Benefit payments made by a Company under Section 4.01 shall be treated for Tax purposes by the Parties as distributions or capital contributions, as appropriate, occurring immediately before the Distribution.

17 ARTICLE XII DISPUTES 12.01 Disputes. Except as set forth in Section 12.02, if the Parties are unable to resolve a dispute or disagreement (a “Dispute”) between any member of the Remainco Group and any member of the Spinco Group involving the matters covered by this Agreement within ten (10) Business Days from the date that one Party first notifies the other Party of the Dispute, then such Dispute shall be referred to a Tax Advisor acceptable to the Parties to act as an arbitrator to resolve the Dispute. Except to the extent inconsistent with the following (such as the use of the Tax Advisor in lieu of the Independent Accounting Firm), the dispute resolution procedures set forth in Section 2.6(g) of the Separation Agreement shall apply mutatis mutandis. If the Parties are unable to agree upon a Tax Advisor within ten (10) Business Days, the Parties shall each separately retain an independent, nationally recognized law or accounting firm (each, a “Preliminary Tax Advisor”), which Preliminary Tax Advisors shall jointly select a Tax Advisor on behalf of the Parties to act as an arbitrator in order to resolve the Dispute. The Tax Advisor may, in its discretion, obtain the services of any third-party appraiser, accounting firm or consultant that the Tax Advisor deems necessary to assist it in resolving such disagreement. The Tax Advisor shall furnish written notice to the Parties of its resolution of any such Dispute as soon as practical, but in any event no later than twenty (20) Business Days after its acceptance of the matter for resolution. Any such resolution by the Tax Advisor shall be conclusive and binding on the Parties. Following receipt of the Tax Advisor’s written notice to the Parties of its resolution of the Dispute, the Parties shall each take or cause to be taken any action necessary to implement such resolution of the Tax Advisor. Each Company shall pay its own fees and expenses (including the fees and expenses of its representatives) incurred in connection with the referral of the matter to the Tax Advisor (and the Preliminary Tax Advisors, if any). All fees and expenses of the Tax Advisor (and the Preliminary Tax Advisors, if any) in connection with such referral shall be shared equally by the Parties. 12.02 Injunctive Relief. Nothing in this Article XII shall prevent a Company from seeking injunctive relief if any delay resulting from the efforts to resolve the Dispute through the process set forth above could result in serious and irreparable injury to such Company. Notwithstanding anything to the contrary contained in this Agreement, the Parties are the only members of their respective Group entitled to commence a dispute resolution procedure under this Agreement, and the Companies shall cause the other members of the applicable Group not to commence any dispute resolution procedure other than as provided in this Article XII. ARTICLE XIII EXPENSES Except as otherwise expressly provided to the contrary in any Transaction Document, any amount to be paid or reimbursed by a Company (or another member of its Group), on the one hand, to the other Company (or another member of its Group), on the other hand, under this Agreement shall be paid or reimbursed under this Agreement within thirty (30) Business Days after presentation of an invoice or a written demand therefor and setting forth, or accompanied by, reasonable documentation or other reasonable explanation supporting such amount.

18 ARTICLE XIV GENERAL PROVISIONS 14.01 Entire Agreement; Counterparts; Exchanges by Facsimile. Section 5.1 of the Separation Agreement is incorporated by reference to this Agreement and shall apply as if fully set forth in this Agreement mutatis mutandis. 14.02 Transaction Documents; Precedence of Agreements. Section 5.2 of the Separation Agreement is incorporated by reference to this Agreement and shall apply as if fully set forth in this Agreement mutatis mutandis. 14.03 Survival. Section 5.3 of the Separation Agreement is incorporated by reference to this Agreement and shall apply as if fully set forth in this Agreement mutatis mutandis. 14.04 Expenses. Section 5.4 of the Separation Agreement is incorporated by reference to this Agreement and shall apply as if fully set forth in this Agreement mutatis mutandis. 14.05 Notices. Section 5.5 of the Separation Agreement is incorporated by reference to this Agreement and shall apply as if fully set forth in this Agreement mutatis mutandis. 14.06 Waiver. Section 5.6 of the Separation Agreement is incorporated by reference to this Agreement and shall apply as if fully set forth in this Agreement mutatis mutandis. 14.07 Assignment. Section 5.7 of the Separation Agreement is incorporated by reference to this Agreement and shall apply as if fully set forth in this Agreement mutatis mutandis. 14.08 Termination. Section 5.8 of the Separation Agreement is incorporated by reference to this Agreement and shall apply as if fully set forth in this Agreement mutatis mutandis. 14.09 Amendment. No provision of this Agreement may be amended, supplemented or modified except by a written instrument signed by all of the Parties. 14.10 Group Members. Section 5.10 of the Separation Agreement is incorporated by reference to this Agreement and shall apply as if fully set forth in this Agreement mutatis mutandis. 14.11 Third-Party-Beneficiaries. Except with respect to indemnification, this Agreement is solely for the benefit of the Parties and nothing in this Agreement, express or implied, is intended to or shall confer upon any Person (other than the Parties) any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement. 14.12 Exhibits and Schedules. Section 5.12 of the Separation Agreement is incorporated by reference to this Agreement and shall apply as if fully set forth in this Agreement mutatis mutandis. 14.13 Governing Law. Section 5.13 of the Separation Agreement is incorporated by reference to this Agreement and shall apply as if fully set forth in this Agreement mutatis mutandis.

19 14.14 Submission to Jurisdiction. Section 5.14 of the Separation Agreement is incorporated by reference to this Agreement and shall apply as if fully set forth in this Agreement mutatis mutandis. 14.15 Waiver of Jury Trial. Section 5.15 of the Separation Agreement is incorporated by reference to this Agreement and shall apply as if fully set forth in this Agreement mutatis mutandis. 14.16 Specific Performance. Section 5.16 of the Separation Agreement is incorporated by reference to this Agreement and shall apply as if fully set forth in this Agreement mutatis mutandis. 14.17 Severability. Section 5.17 of the Separation Agreement is incorporated by reference to this Agreement and shall apply as if fully set forth in this Agreement mutatis mutandis. 14.18 Construction. Section 5.21 of the Separation Agreement is incorporated by reference to this Agreement and shall apply as if fully set forth in this Agreement mutatis mutandis. 14.19 Gaming Holdco. Section 5.22 of the Separation Agreement is incorporated by reference to this Agreement and shall apply as if fully set forth in this Agreement mutatis mutandis. [Signature page follows.]

[Signature Page to Tax Matters Agreement] IN WITNESS WHEREOF, each Party has caused this Agreement to be executed on its behalf by a duly authorized officer on the date first set forth above. INTERNATIONAL GAME TECHNOLOGY PLC By: Name: Massimiliano Chiara Title: Executive Vice President and Chief Financial Officer IGNITE ROTATE LLC By: Name: Massimiliano Chiara Title: Executive Vice President and Chief Financial Officer INTERNATIONAL GAME TECHNOLOGY By: Name: Renato Ascoli Title: President /s/ Renato Ascoli /s/ Massimiliano Chiara /s/ Massimiliano Chiara

[Signature Page to Tax Matters Agreement] IN WITNESS WHEREOF, each Party has caused this Agreement to be executed on its behalf by a duly authorized officer on the date first set forth above. EVERI HOLDINGS INC. By: Name: Randy L. Taylor Title: Chief Executive Officer /s/ Randy L. Taylor

Exhibit A - 1 EXHIBIT A CERTAIN DEFINITIONS For purposes of this Agreement (including this Exhibit A): “Adjustment” means a Remainco Adjustment, a Spinco Adjustment or a Joint Adjustment. “Affiliate” shall have the meaning set forth in the Merger Agreement. “Agreement” shall have the meaning set forth in the Preamble. “Assets” shall have the meaning set forth in the Separation Agreement. “Benefited Party” shall have the meaning set forth in Section 2.06(a)(iii). “Business Day” shall have the meaning set forth in the Separation Agreement. “Capital Stock” means all classes or series of capital stock of a Company, including (a) common stock, (b) all options, warrants and other rights to acquire such capital stock and (c) all instruments properly treated as stock in the Company for U.S. federal income tax purposes. “Cash Payment” shall have the meaning set forth in the Separation Agreement. “Claiming Company” shall have the meaning set forth in Section 2.06(a)(i). “Closing” shall have the meaning set forth in the Merger Agreement. “Closing Date” shall have the meaning set forth in the Merger Agreement. “Code” means the U.S. Internal Revenue Code of 1986, as amended. “Company” shall have the meanings set forth in the Preamble. “Controlling Company” shall have the meaning set forth in Section 8.02(a). “Correlative Detriment” means an actual increase in a Tax of a Company (or another member of its Group) that occurs as a result of the Tax position that is the basis for a claim for Refund by the Claiming Company or for a Final Determination. “Delta” shall have the meaning set forth in the Merger Agreement. “Dispute” shall have the meaning set forth in Section 12.01. “Distribution” shall have the meaning set forth in the Separation Agreement. “Distribution Date” shall have the meaning set forth in the Separation Agreement so long as the Merger and the Second Step Merger occur on the Distribution Date. For purposes of this

Exhibit A - 2 Agreement, if the Merger occurs on any day after the Distribution Date, then the Distribution Date shall mean the date on which the Merger Effective Time occurs. “Due Date” means the date (taking into account all valid extensions) upon which a Tax Return is required to be filed with or Taxes are required to be paid to a Tax Authority, whichever is applicable. “Extraordinary Transaction” means any action that is not in the ordinary course of business, but shall not include any action expressly required or otherwise contemplated by any Transaction Documents or any action that is undertaken in connection with the Separation (or any restructuring in connection therewith), the issuance of the Remainco Note, the Spinco Contribution, the Cash Payment, the Distribution, the Merger or the Second Step Merger. “Final Determination” means the final resolution of liability for any Tax, which resolution may be for a specific issue or adjustment or for a taxable period, (a) by IRS Form 870 or 870-AD (or any successor forms thereto), on the date of acceptance by or on behalf of the taxpayer, or by a comparable form under the laws of a state, local, or non-U.S. taxing jurisdiction, except that a Form 870 or 870-AD or comparable form shall not constitute a Final Determination to the extent that it reserves (whether by its terms or by operation of law) the right of the taxpayer to file a claim for refund or the right of the Tax Authority to assert a further deficiency in respect of such issue or adjustment or for such taxable period (as the case may be); (b) by a decision, judgment, decree, or other order by a court of competent jurisdiction, which has become final and unappealable; (c) by a closing agreement or accepted offer in compromise under Sections 7121 or 7122 of the Code, or a comparable agreement under the laws of a state, local, or non-U.S. taxing jurisdiction; (d) by any allowance of a refund or credit in respect of an overpayment of Tax, but only after the expiration of all periods during which such refund may be recovered (including by way of offset) by the jurisdiction imposing such Tax; (e) by a final settlement resulting from a treaty-based competent authority determination; or (f) by any other final disposition, including by reason of the expiration of the applicable statute of limitations or by mutual agreement of the Companies. “Gaming Holdco” shall have the meaning set forth in the Preamble. “Governmental Authority” has the meaning set forth in the Separation Agreement. “Group” means the Remainco Group or the Spinco Group, or both, as the context requires. “Group Relief” means any Relief, allowance or other amount eligible for surrender by way of group relief in accordance with the provisions contained in Part 5 and Part 5A of Corporation Tax Act 2010 of the United Kingdom, or any corresponding unitary or consolidation relief outside the United Kingdom having similar effect. “Income Tax Returns” means all Tax Returns that relate to Income Taxes. “Income Taxes” means: (a) all Taxes based upon, measured by, or calculated with respect to (i) net income or profits (including, any capital gains, corporation, minimum tax or any Tax on items of tax preference, but not including sales, use, real, or personal property, gross or net receipts, value added, excise, leasing, transfer or similar Taxes), or (ii) multiple bases (including, corporate franchise, doing business and occupation Taxes) if one or more bases upon which such Tax is

Exhibit A - 3 determined is described in the foregoing clause (a)(i); and (b) any related interest and any penalties, additions to such Tax or additional amounts imposed with respect thereto by any Tax Authority. “IRS” means the United States Internal Revenue Service. “Joint Adjustment” means any proposed adjustment by a Tax Authority or claim for refund asserted in a Tax Contest which is neither a Spinco Adjustment nor a Remainco Adjustment. “Law” shall have the meaning set forth in the Separation Agreement. “Liabilities” shall have the meaning set forth in the Separation Agreement. “Merger” shall have the meaning set forth in the Recitals. “Merger Agreement” shall have the meaning set forth in the Recitals. “Merger Effective Time” shall have the meaning set forth in the Merger Agreement. “Merger Partner” shall have the meaning set forth in the Preamble. “Merger Partner Common Stock” shall have the meaning set forth in the Merger Agreement. “Merger Partner Consolidated Return” means any U.S. federal consolidated Income Tax Return and any consolidated, combined, unitary or similar Income Tax Return required to be filed under state, local or non-U.S. Law that includes any member of the Spinco Group and that is not a Remainco Consolidated Return. A Merger Partner Consolidated Return shall include any U.S. federal consolidated Income Tax Return required to be filed by any member of the Spinco Group as the “common parent” of an “affiliated group” (in each case, within the meaning of Section 1504 of the Code), and any consolidated, combined, unitary or similar Income Tax Return required to be filed by any member of the Spinco Group under a similar or analogous provision of state, local or non-U.S. Law. “Merger Partner Dividend” shall have the meaning set forth in the Separation Agreement. “Merger Sub” shall have the meaning set forth in the Recitals. “Mixed Business Tax Return” means any Tax Return, including any consolidated, combined or unitary Tax Return, that reflects or reports Taxes that relate to at least one Asset or activity that is part of the Remainco Retained Business, on the one hand, and at least one Asset or activity that is part of the Spinco Business, on the other hand. “Non-Controlling Company” shall have the meaning set forth in Section 8.02(b). “Party” shall have the meanings set forth in the Preamble. “Past Practices” shall have the meaning set forth in Section 2.03(a).

Exhibit A - 4 “Payor” shall have the meaning set forth in Section 3.02(a). “Person” shall have the meaning set forth in the Separation Agreement. “Post-Distribution Period” means any Tax Period beginning after the Distribution Date, and, in the case of any Straddle Period, the portion of such Straddle Period beginning the day after the Distribution Date. “Pre-Distribution Period” means any Tax Period ending on or before the Distribution Date, and, in the case of any Straddle Period, the portion of such Straddle Period ending on the Distribution Date. “Preliminary Tax Advisor” shall have the meaning set forth in Section 12.01. “Privilege” shall have the meaning set forth in the Separation Agreement. “Pro Rata Portion” shall have the meaning set forth in the Merger Agreement. “Refund” means any refund (or credit in lieu thereof) of Taxes (including any overpayment of Taxes that can be refunded or, alternatively, applied to other Taxes payable), including any interest paid on or with respect to such refund of Taxes; provided that the amount of the refund of Taxes shall be net of any Taxes imposed by any Tax Authority on the receipt of the refund. “Relief” means any loss, relief, allowance or credit in respect of any Tax, any repayment of Tax, and any deduction in computing income, profits or gains for the purposes of any Tax, including carried-forward losses. “Remainco” shall have the meaning set forth in the Preamble. “Remainco Adjustment” means any proposed adjustment by a Tax Authority or claim for refund asserted in a Tax Contest to the extent a member of the Remainco Group would be solely responsible for any resulting Tax or solely entitled to receive any resulting refund under this Agreement. “Remainco Consolidated Return” means any U.S. federal consolidated Income Tax Return required to be filed by any member of the Remainco Group as the “common parent” of an “affiliated group” (in each case, within the meaning of Section 1504 of the Code), and any consolidated, combined, unitary or similar Income Tax Return required to be filed by any member of the Remainco Group under a similar or analogous provision of state, local or non-U.S. Law. A Remainco Consolidated Return shall not include any Merger Partner Consolidated Return, including any U.S. federal consolidated Income Tax Return required to be filed by any member of the Spinco Group as the “common parent” of an “affiliated group” (in each case, within the meaning of Section 1504 of the Code), and any consolidated, combined, unitary or similar Income Tax Return required to be filed by any member of the Spinco Group under a similar or analogous provision of state, local or non-U.S. Law. Exhibit B sets forth a list of Remainco Consolidated Returns based on Tax filings to date (including for each such Tax Return, the name of the common parent, a list of the group members, the jurisdiction with respect to which each such Tax Return is filed and the type of Tax paid with each such Tax Return).

Exhibit A - 5 “Remainco Consolidated Taxes” means any Taxes attributable to any Remainco Consolidated Return. “Remainco Group” shall have the meaning set forth in the Separation Agreement. “Remainco Note” shall have the meaning set forth in the Separation Agreement. “Remainco Retained Asset” shall have the meaning set forth in the Separation Agreement. “Remainco Retained Business” shall have the meaning set forth in the Separation Agreement. “Remainco Taxes” means, without duplication, (a) any Remainco Consolidated Taxes, (b) any Taxes that are attributable to the Remainco Retained Assets or the Remainco Retained Business, (c) any Taxes attributable to a member of the Spinco Group with respect to any Pre- Distribution Period and (d) any Taxes imposed on a member of the Spinco Group with respect to the Separation (and any restructuring in connection therewith), the issuance of the Remainco Note, the Spinco Contribution, the Cash Payment, the Distribution, the Merger and the Second Step Merger. “Required Company” shall have the meaning set forth in Section 3.02(a). “Responsible Company” means, with respect to any Tax Return, the Company (or member of the Remainco Group or Spinco Group, as applicable) having responsibility for preparing and filing such Tax Return under this Agreement. “Retention Date” shall have the meaning set forth in Section 7.01. “Second Step Merger” shall have the meaning set forth in the Separation Agreement. “Separation” shall have the meaning set forth in the Separation Agreement. “Separation Agreement” shall have the meaning set forth in the Recitals. “Single Business Tax Return” means any Tax Return including any consolidated, combined or unitary Tax Return that reflects or reports Tax Items relating only to the Remainco Retained Business, on the one hand, or the Spinco Business, on the other (but not both). “Spinco” shall have the meaning set forth in the Preamble. “Spinco Adjustment” means any proposed adjustment by a Tax Authority or claim for refund asserted in a Tax Contest to the extent a member of the Spinco Group would be solely responsible for any resulting Tax or solely entitled to receive any resulting refund under this Agreement. “Spinco Business” shall have the meaning set forth in the Separation Agreement. “Spinco Common Stock” shall have the meaning set forth in the Separation Agreement.

Exhibit A - 6 “Spinco Contribution” shall have the meaning set forth in the Separation Agreement. “Spinco Group” shall have the meaning set forth in the Separation Agreement. “Spinco Taxes” means, without duplication, (a) any Taxes required to be paid by the Spinco Group attributable to the Post-Distribution Period, other than Remainco Taxes, and (b) any Taxes attributable to an Extraordinary Transaction effected on the Distribution Date after the Merger Effective Time by Spinco or a member of the Spinco Group at the direction of Merger Partner, other than Remainco Taxes. “Spinco Units” shall have the meaning set forth in the Merger Agreement. “Straddle Period” means any Tax Period that begins on or before and ends after the Distribution Date. “Subsidiary” shall have the meaning set forth in the Separation Agreement. “Tax” or “Taxes” means (a) any income, gross income, gross receipts, profits, capital stock, franchise, withholding, payroll, social security, workers compensation, unemployment, disability, property, ad valorem, stamp, excise, severance, occupation, service, sales, use, license, lease, transfer, import, export, value added, escheat or unclaimed property liability, customs, duties, alternative minimum, estimated or other tax (including any fee, assessment, or other charge in the nature of or in lieu of any tax) imposed by any governmental entity or political subdivision thereof, and any interest, penalties, additions to tax, or additional amounts in respect of the foregoing and (b) all liabilities in respect of any items described in clause (a) payable by reason of assumption, transferee or successor liability, operation of Law or Treasury Regulations Section 1.1502-6(a) (or any predecessor or successor thereof or any analogous or similar provision under Law), in each case, including any Taxes resulting from an Adjustment. “Tax Advisor” means a tax counsel or accountant of recognized standing in the relevant jurisdiction. “Tax Attribute” means a net operating loss, net capital loss, investment credit, foreign tax credit, excess charitable contribution, general business credit or any other Tax Item that could affect a Tax. “Tax Authority” means, with respect to any Tax, the Governmental Authority that imposes such Tax and the agency (if any) charged with the collection of such Tax for such entity or subdivision. “Tax Benefit” means any refund, credit, or other reduction in otherwise required Tax payments that is actually received in cash (or an actual reduction in cash payments for Taxes) by a Company as a result of a Loss in the same year as such Loss was incurred (determined on a “with and without” basis with items related to the Loss being the last items counted), net of reasonable expenses related to the Tax Benefit.

Exhibit A - 7 “Tax Contest” means an audit, review, examination, or any other administrative or judicial proceeding with the purpose or effect of redetermining Taxes (including any administrative or judicial review of any claim for refund). “Tax Item” means any item of income, gain, loss, deduction, expense, or credit, or other attribute that may have the effect of increasing or decreasing any Tax. “Tax Law” means the law of any governmental entity or political subdivision thereof relating to any Tax. “Tax Period” means, with respect to any Tax, the period for which the Tax is reported as provided under the Code or other applicable Tax Law. “Tax Records” means any Tax Returns, Tax Return work papers, documentation relating to any Tax Contests, and any other books of account or records (whether or not in written, electronic or other tangible or intangible forms and whether or not stored on electronic or any other medium) required to be maintained under the Code or other applicable Tax Laws or under any record retention agreement with any Tax Authority. “Tax Return” means any report of Taxes due, any claim for refund of Taxes paid, any information return with respect to Taxes, or any other similar report, statement, declaration, or document required to be filed under the Code or other Tax Law, including any attachments, exhibits, or other materials submitted with any of the foregoing, and including any amendments or supplements to any of the foregoing. “Transaction Documents” shall have the meaning set forth in the Separation Agreement. “Transaction Taxes” mean any Transfer Taxes imposed in connection with the Separation, the Spinco Contribution, the Distribution, the Cash Payment, the Merger or the Second Step Merger. “Transfer Tax” means any sales, use, value added, privilege, transfer (including real property transfer), intangible, recordation, registration, documentary, stamp, duty or similar Tax imposed with respect to the Separation. “Treasury Regulations” means the regulations promulgated from time to time under the Code as in effect for the relevant Tax Period.